Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 20, 2011

XPO Logistics, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for XPO Logistics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the registration under the Securities Act and the proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of (a) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), including Common Stock as may from time to time be issued upon conversion of Debt Securities or Preferred Stock or the exercise of Warrants; (b) shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”); (c) debt securities of the Company (the “Debt Securities”); and (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (ii) the registration under the Securities Act and the proposed resale from time to time pursuant to Rule 415 under the Securities Act by certain securityholders of the Company to be named in a supplement to the prospectus that forms part of the Registration Statement of (a) up to 75,000 shares of Series A Convertible Perpetual Preferred Stock of the Company, initially convertible into an aggregate of 10,714,286 shares of Common Stock (the “Selling Securityholder Preferred Stock”); (b) up to 10,714,286 warrants, initially exercisable for an aggregate of 10,714,286 shares of Common Stock at an exercise price of $7.00 per share of Common Stock (the “Selling Securityholder Warrants”); and (c) the shares of Common Stock issuable from time to time upon conversion of the Selling Securityholder Preferred Stock or exercise of the Selling Securityholder Warrants. Shares of the Common Stock, shares of the Preferred Stock, the Debt Securities, the Warrants, shares of the Selling Securityholder Preferred Stock and the Selling Securityholder Warrants are referred to herein collectively as the “Offered Securities”.

Unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities may be in the form of (i) senior debt securities of the Company to be issued under an indenture (the “Senior Indenture”) to be entered into by the Company and a trustee (the “Senior Trustee”) or (ii) subordinated debt securities of the Company to be issued under an indenture (the “Subordinated Indenture”) to be entered into by the

Company and a trustee (the “Subordinated Trustee”). Any series of the Preferred Stock will be issued pursuant to a Certificate of Designation (a “Certificate of Designation”) relating to the particular series of the Preferred Stock. The Selling Securityholder Preferred Stock has been issued pursuant to the Certificate of Designation of Series A Convertible Perpetual Preferred Stock of the Company (the “Series A Certificate of Designation”), filed with the Secretary of State of the State of Delaware on September 2, 2011.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (ii) the 2nd Amended and Restated Bylaws of the Company; (iii) the Registration Statement; (iv) the Series A Certificate of Designation; (v) the Form of Warrant Certificate in respect of the Selling Securityholder Warrants (the “Selling Securityholder Warrant Certificate”); and (vi) the form of Senior Indenture and the form of Subordinated Indenture filed as exhibits to the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and including all other appropriate information required thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) to the extent applicable, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion as follows:

1. With respect to shares of the Common Stock, when both (i) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of (a) if applicable, the Offered Securities convertible or exchangeable into, or exercisable for, the shares of the Common Stock and (b) the shares of the Common Stock and related matters and (ii) certificates representing shares of the Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of the Preferred Stock (other than the Selling Securityholder Preferred Stock), when (i) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of shares of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such shares of the Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, (ii) such Certificate of Designation has been properly filed with the Secretary of State of the State of Delaware and (iii) certificates representing such shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities to be issued under either the Senior Indenture or the Subordinated Indenture, when (i) the Senior Trustee or Subordinated Trustee, as applicable, has been qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (ii) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (iii) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered to the Senior Trustee or Subordinated Trustee, as applicable, by the Company, (iv) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (vi) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as applicable, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. With respect to the Warrants (other than the Selling Securityholder Warrants), when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

5. The shares of Selling Securityholder Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable.

6. The Selling Securityholder Warrants have been duly authorized and validly issued, and constitute valid and binding obligations of the Company entitled to the benefits of the Selling Securityholder Warrant Certificate, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Senior Indenture or the Subordinated Indenture, as applicable, or the Debt Securities or any other document in respect of the Offered Securities that (i) relates to the subject matter jurisdiction of any

Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (a) the enforceability of the provisions of the Senior Indenture or Subordinated Indenture, as applicable, or the Debt Securities or any other document in respect of the Offered Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (b) whether a state court outside the State of New York or a Federal court of the United States would give effect to any choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

XPO Logistics, Inc.

429 Post Road

Buchanan, Michigan 491075

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